UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A
____________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Soliciting Material under §240.14a-12

EAST STONE ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On November 5, 2021, East Stone Acquisition Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for a Special Meeting of Shareholders (the “Special Meeting”), which is scheduled to be held on Wednesday, November 24, 2021, at 10:00 a.m., Eastern Time, at the office of Ellenoff Grossman & Schole LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, and virtually via live webcast by visiting https://www.cstproxy.com/eaststoneacquisition/2021. Capitalized terms used but not otherwise defined in this Amendment No. 1 have the meanings ascribed to them in the Proxy Statement.

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed to amend portions of the Proxy Statement with respect to certain forward share purchase arrangements (the “Forward Share Purchase Agreements”), the Company entered into with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Glazer Special Opportunity Fund I, LP (“Glazer”) and Meteora Capital Partners, LP (“Meteora” and, together with Sea Otter, Mint Tower, and Glazer, the “Backstop Investors”), which provide that such investors will not redeem shares that they each hold in connection with the Extension and the Business Combination and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell such shares to the Company at $10.41 per share, or will sell such shares on the open market during such time period at a market price of at least $10.26 per share. Further, if the Backstop Investors sell such shares during the one-month period following the Business Combination Closing Date at a sales price that is greater than $10.26 per share, then the Company is required to pay to each selling investor a premium of $0.05 per share sold.

In addition, this Amendment amends the Proxy Statement to disclose that in connection with the above-mentioned arrangements, Double Ventures Holdings Limited (the “Sponsor”) entered into a Share Transfer Agreement with each of the Backstop Investors on November 12, 2021 (the “Founder Share Transfer Agreements”). Pursuant to the Founder Share Transfer Agreements, the Backstop Investors agreed (i) to maintain a “net long” position and not seek redemption for an aggregate of 2,923,974 public shares of East Stone from the period beginning on the trading day immediately prior to the Special Meeting through the end of the trading day on which the Special Meeting is held, and from the period beginning on the trading day immediately prior to the Business Combination Special Meeting through the closing of the Business Combination, and (ii) to vote such shares in favor of: (a) the Extension Amendment Proposal, and (b) a proposal submitted to East Stone’s shareholders to approve the Business Combination.

No other changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed. This Amendment No. 1 contains important additional information and should be read together with the Proxy Statement.

EAST STONE ACQUISITION CORPORATION
25 MALL ROAD, SUITE 330

BURLINGTON, MA 01803

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 24, 2021

The following information supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Definitive Proxy Statement, dated November 5, 2021, previously furnished to stockholders of East Stone Acquisition Corporation, a British Virgin Islands business company (the “Company” or “East Stone”), in connection with a Special Meeting of Shareholders (the “Special Meeting”), which is scheduled to be held on Wednesday, November 24, 2021, at 10:00 a.m., Eastern Time at the office of Ellenoff Grossman & Schole LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, to amend portions of the Proxy Statement with respect to certain forward share purchase arrangements (the “Forward Share Purchase Agreements”) the Company entered into with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Glazer Special Opportunity Fund I, LP (“Glazer”) and Meteora Capital Partners, LP (“Meteora” and, together with Sea Otter, Mint Tower, and Glazer, the “Backstop Investors”), which provide that such investors will not redeem shares that they each hold in connection with the Extension and the Business Combination and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell such shares to the Company at $10.41 per share, or will sell such shares on the open market during such time period at a market price of at least $10.26 per share. Further, if the Backstop Investors sell such shares during the one-month period following the Business Combination Closing Date at a sales price that is greater than $10.26 per share, then the Company is required to pay to each selling investor a premium of $0.05 per share sold.

In addition, this Amendment amends the Proxy Statement to disclose that in connection with the above-mentioned arrangement, Double Ventures Holdings Limited (the “Sponsor”) entered into a Share Transfer Agreement with each of the Backstop Investors on November 12, 2021 (the “Founder Share Transfer Agreements”). Pursuant to the Founder Share Transfer Agreements, the Backstop Investors agreed (i) to maintain a “net long” position and not seek for redemption of an aggregate of 2,923,974 public shares of East Stone from the period beginning on the trading day immediately prior to the Special Meeting through the end of the trading day on which the Special Meeting is held, and from the period beginning on the trading day immediately prior to the Business Combination Special Meeting through the closing of the Business Combination, and (ii) to vote such shares in favor of: (a) the Extension Amendment Proposal, and (b) a proposal submitted to East Stone’s shareholders to approve the Business Combination.

Unless the context otherwise requires, references herein to “we”, “us”, “our” or the “Company” refer to the Company.

This Amendment No. 1 relates to (i) the Forward Share Purchase Agreements the Company entered into with Sea Otter, Mint Tower, Glazer and Meteora, which provide that such investors will not redeem shares that they each hold in connection with the Extension and the Business Combination and (ii) the Founder Share Transfer Agreements, pursuant to which the Backstop Investors agreed (x) to maintain a “net long” position and not seek redemption for an aggregate of 2,923,974 public shares of East Stone from the period beginning on the trading day immediately prior to the Special Meeting through the end of the trading day on which the Special Meeting is held, and from the period beginning on the trading day immediately prior to the Business Combination Special Meeting through the closing of the Business Combination, and (y) to vote such shares in favor of: (a) the Extension Amendment Proposal and (b) a proposal submitted to East Stone’s shareholders to approve the Business Combination, and does not provide all of the information that is important to your decisions with respect to voting on the proposals that are being presented to shareholders for their vote at the Special Meeting. Additional information is contained in the Proxy Statement, which was previously mailed to you, if you requested a hard copy. To the extent that the information in this Amendment No. 1 differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Amendment No. 1 shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read this Amendment No. 1 carefully and in its entirety together with the Proxy Statement. Shareholders remain entitled to cast, revoke or re-cast their vote in relation to the Proposals to which the Proxy Statement relates.

This Amendment No. 1 relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting.

The date of this Amendment No. 1 to the Proxy Statement is November 12, 2021.

Amendments to the Proxy Statement

The following paragraph is added to the Letter to Shareholders of East Stone Acquisition Corporation immediately prior to the paragraph that begins “On the Record Date (defined below), the redemption price per share was approximately $10.26…”:

We have announced that we have entered into three Forward Share Purchase Agreements — one with Sea Otter Securities (“Sea Otter”) (the “Sea Otter Purchase Agreement”), one with Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”) (the “Mint Tower Purchase Agreement”), and one with Glazer Special Opportunity Fund I, LP (“Glazer”) and Meteora Capital Partners, LP (“Meteora”, and together with Glazer, the “Principal Investors”), with Meteora on behalf of itself and its affiliated investment funds (which together with the Principal Investors are referred to as the “Glazer Investors” and, together with Sea Otter and Mint Tower, the “Backstop Investors”) (the “Glazer Purchase Agreement”) — which would provide that each of the Backstop Investors will not redeem shares that they each hold in connection with the Extension and the Business Combination and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell such shares to the Company at $10.41 per share, or will sell such shares on the open market during such time period at a market price of at least $10.26 per share. Each Forward Share Purchase Agreement provides that the aggregate number of our ordinary shares which would be subject to each of such agreements is up to 974,658 shares, for a total of up to 2,923,974 shares subject to non-redemption. Certain of the Backstop Investors who held shares prior to signing the Backstop Agreements may have otherwise redeemed such shares in the absence of such Forward Share Purchase Agreements. As a result of the Backstop Agreements, an aggregate of $30,438,569.30 will not be redeemed from the Trust Account and will be placed into escrow for up to three months following the Business Combination.

In connection with the above-mentioned arrangements, our Sponsor agreed to transfer to the Backstop Investors 44,444 founder shares for every 324,886 public shares not redeemed, for an aggregate of up to 399,996 founder shares to be transferred to such investors. Of such amount, an aggregate of up to 135,000 founder shares will be transferred to the Backstop Investors on or before the date of the Special Meeting, and an aggregate of up to 264,996 founder shares will be transferred to the Backstop Investors on or before the Business Combination Closing Date. Any founder shares transferred pursuant to these arrangements will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by the Backstop Investors in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our Sponsor. We refer to the above-mentioned arrangements with the Backstop Investors collectively herein as the “Backstop Agreements.”

The third paragraph included in “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING — Are the proposals conditioned on one another?” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding the amounts set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date. In addition, East Stone will not proceed with the Extension if East Stone will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. East Stone will also not proceed with the Extension if it completes the Business Combination on or before the Termination Date.

The third paragraph included in “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING — Why is East Stone proposing the Extension Amendment Proposal and the Adjournment Proposal?” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding the amounts set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date.

The disclosure included in “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING — If the Extension Amendment Proposal is approved, what happens next?” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved, East Stone will continue to attempt to consummate the Business Combination until the Extended Date. East Stone will file an amendment to its Memorandum and Articles of Association with the British Virgin Islands to delete the existing Regulation 23.2 thereof and replacing it with the new Regulation 23.2 in the form set forth in Annex A hereto and will continue its efforts to obtain approval of the Business Combination at a special meeting and consummate the closing of the Business Combination on or before the Extended Date.

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding the amounts set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date.

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares (in connection with either the Special Meeting or the Business Combination Special Meeting) will reduce the amount remaining in the Trust Account and increase the percentage interest of East Stone held by East Stone’s officers, directors, the Sponsor and its affiliates. In addition, East Stone’s Memorandum and Articles of Association provide that East Stone cannot redeem or repurchase Public Shares to the extent such redemption would result in East Stone’s failure to have at least $5,000,001 of net tangible assets upon its consummation of the Business Combination in accordance with East Stone’s Memorandum and Articles of Association. As a result, East Stone will not proceed with the Extension if East Stone will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. East Stone will also not proceed with the Extension if it completes the Business Combination on or before the Termination Date.

If we receive valid redemption requests from holders of public shares prior to the Redemption deadline, we may, at our sole discretion, following the Redemption deadline and until the date of the Special Meeting, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account. Pursuant to the Backstop Agreements, the Backstop Investors have agreed that each of them will not redeem shares that they each hold in connection with the Extension and the Business Combination. Instead, the Backstop Investors would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell such shares to the Company at $10.41 per share, or will sell such shares during such time period at a market price of at least $10.26 per share. Further, if the Backstop Investors sell such shares during the one-month period following the Business Combination Closing Date at a sales price that is greater than $10.26 per share, then the Company is required to pay to each selling investor a premium of $0.05 per share sold. The aggregate number of our ordinary shares which would be subject to the Backstop Agreements is up to 2,923,974 shares, resulting in an aggregate of $30,438,569.30 that will not be redeemed from the Trust Account and placed into escrow for up to three months following the Business Combination.

The following disclosure is added to the QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING immediately prior to the paragraph that begins “Q: May I change my vote after I have mailed my signed proxy card?”:

Q:     Why is the Company giving certain shareholders the ability to sell their shares to the Company in the future at a price per share that is higher than the redemption price paid upon the exercise of Redemption rights?

A:     To assist the Company in satisfying the listing requirements of The Nasdaq Stock Market that the Company maintain a sufficient public float, and to preserve the possibility that cash currently held in the Trust Account for certain of the public shares could in the future become available to the post-combination company, we entered into the Sea Otter Purchase Agreement, the Mint Tower Purchase Agreement and the Glazer Purchase Agreement, which provide that each of the Backstop Investors would not redeem shares that they each hold in connection with the Extension and the Business Combination. In such case, the Backstop Investors would each either hold such shares until the three month anniversary of the consummation of the Business Combination, at which time they will each have the right to sell them to the Company at $10.41 per share, or will sell them during such time period at a market price of at least $10.26 per share. The Backstop Agreements provide that, following the closing of the Business Combination, we will deposit into escrow accounts the aggregate cash amount necessary to purchase the shares held by the Backstop Investors, up to $30,438,569.30. As a result, these amounts deposited into the escrow accounts will not be available to the post-combination company unless and until any of the Backstop Investors sell such shares in the market. If the Backstop Investors sell such shares during the one-month period following the Business Combination Closing Date at a sales price that is greater than $10.26 per share, then the Company shall pay to each selling investor a premium of $0.05 per share sold. If the Backstop Investors sell shares to the post-combination company, with such sale to occur on the three-month anniversary of the closing of the Business Combination, the repurchase price shall be $10.41 per share.

In connection with the Forward Share Purchase Agreements, our Sponsor agreed to transfer to the Backstop Investors 44,444 founder shares for every 324,886 public shares not redeemed, for an aggregate of up to 399,996 founder shares to be transferred to such investors. Of such amount, an aggregate of up to 135,000 founder shares will be transferred to the Backstop Investors on or before the date of the Special Meeting, and an aggregate of up to 264,996 founder shares will be transferred to the Backstop Investors on or before the Business Combination Closing Date. Any founder shares transferred pursuant to these arrangements will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by the Backstop Investors in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by our Sponsor.

Certain of the Backstop Investors who held shares prior to signing the Backstop Agreements may have otherwise exercised their Redemption rights in connection with the Special Meeting or the Business Combination Special Meeting in the absence of such Backstop Agreements. If such shares were redeemed, the Company would be required to pay cash for such redeemed public shares from the Trust Account, in which case, such cash would not be available to the post-combination company. Although the amounts that would be paid to each of the Backstop Investors pursuant to the Backstop Agreements, if any of them exercise their option to sell the shares to the post-combination company in the future, are higher than the redemption price paid upon the exercise of the Redemption rights, the amounts being paid to each of the Backstop Investors reflect the risk that they are each bearing by agreeing not to redeem their shares in conjunction with the Extension and the Business Combination and to instead hold such shares for a longer period of time, allowing such shares that they each hold to potentially become a part of the public float of the post-combination company for a period of time following the Business Combination, and therefore, is higher than the estimated per share redemption price of $10.26. Furthermore, any other holder of public shares which chooses not to redeem such public shares in connection with the Extension or the closing of the Business Combination does not have any protection pertaining to the value of such shares if the post-combination company’s stock price drops below $10.26 per share, as such other holder would not have entered into any Backstop Agreement, which would obligate the Company to pay the holder a premium of up to $0.15 per share, and would obligate the Sponsor to transfer to the holder a certain number of founder shares, as consideration for the holder agreeing to hold its shares for a period of time following the closing of the Business Combination.

The fourth paragraph included in “PROPOSAL NO. 1 — THE EXTENSION AMENDMENT PROPOSAL — Overview” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding an aggregate amount of $30,438,569.30 set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date.

The second paragraph included in “PROPOSAL NO. 1 — THE EXTENSION AMENDMENT PROPOSAL — Reasons for the Extension Amendment Proposal” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding an aggregate amount of $30,438,569.30 set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date.

The first paragraph included in “PROPOSAL NO. 1 — THE EXTENSION AMENDMENT PROPOSAL — You are not being asked to vote on the Business Combination at the Special Meeting . . .” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account, following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding an aggregate amount of $30,438,569.30 set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date. In addition, East Stone will not proceed with the Extension if East Stone will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. East Stone will also not proceed with the Extension if it completes the Business Combination on or before the Termination Date.

The disclosure included in “BUSINESS OF EAST STONE AND CERTAIN INFORMATION ABOUT EAST STONE — The Proposed Business Combination” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

As previously announced, East Stone entered into the Business Combination Agreement, dated as of February 16, 2021, as amended as of June 25, 2021, as amended and restated as of each of September 13, 2021, October 7, 2021 and November 12, 2021, and as may be further amended, by and among East Stone, JHD, Navy Sail International Limited, Pubco, Merger Sub, the Primary Seller, the Seller and the Sponsor. Pursuant to the Business Combination Agreement, the parties agreed, subject to the terms and conditions of the Business Combination Agreement, to effect the Business Combination. While East Stone is using its best efforts to complete the Business Combination on or before the Termination Date and on or before the date of the Special Meeting, the Board believes that it is in the best interests of East Stone shareholders that the Extension be obtained so that, in the event the Business Combination is for any reason not able to be consummated on or before the Termination Date, East Stone will have a limited additional amount of time to consummate the Business Combination. Without the Extension, East Stone believes that there is some risk that East Stone might not, despite its best efforts, be able to complete the Business Combination on or before the Termination Date. If that were to occur, East Stone would be precluded from completing the Business Combination and would be forced to liquidate even if East Stone’s shareholders are otherwise in favor of consummating the Business Combination.

If the Extension Amendment Proposal is approved and the Extension is implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce East Stone’s net asset value. East Stone cannot predict the amount that will remain in the Trust Account following the Redemption if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account, excluding an aggregate of $30,438,569.30 set aside pursuant to the Backstop Agreements, may be only a small fraction of the approximately $141.61 million that was in the Trust Account as of the Record Date. In addition, East Stone will not proceed with the Extension if East Stone will not have at least $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal, after taking into account the Redemption. East Stone will also not proceed with the Extension if it completes the Business Combination on or before the Termination Date.

On November 12, 2021, East Stone Acquisition Corporation, a British Virgin Islands business company (“East Stone”), entered into certain forward share purchase arrangements (the “Forward Share Purchase Agreements”) with Sea Otter Securities (“Sea Otter”), Stichting Juridisch Eigendom Mint Tower Arbitrage Fund (“Mint Tower”), Glazer Special Opportunity Fund I, LP (“Glazer”) and Meteora Capital Partners, LP (“Meteora” and, together with Sea Otter, Mint Tower, and Glazer, the “Backstop Investors”), which provide that such investors will not redeem shares that they each hold in connection with the proposal to extend the date by which East Stone has to consummate a business combination from November 24, 2021 to February 24, 2022 (the “Extension”) and the proposed transactions (the “Business Combination”) pursuant to Business Combination Agreement (as defined below), and instead would each either hold such shares for a period of time following the consummation of the Business Combination, at which time they will each have the right to sell them to East Stone at $10.41 per share, or will sell such shares on the open market during such time period at a market price of at least $10.26 per share.

On November 12, 2021, East Stone entered into a Forward Share Purchase Agreement with Glazer and Meteora (Meteora, and together with Glazer, the “Principal Investors”), with Meteora on behalf of itself and its affiliated investment funds (which together with the Principal Investors are referred to as the “Glazer Investors”) (the “Glazer Purchase Agreement”).

Pursuant to the terms of the Glazer Purchase Agreement, the Glazer Investors agreed to (i) not request redemption of any of up to 974,658 ordinary shares of East Stone in the aggregate between the Glazer Investors (the “Glazer Shares”) in conjunction with East Stone’s shareholders’ approval of the Business Combination, or (ii) tender the Glazer Shares to East Stone in response to any redemption or tender offer that East Stone may commence for its ordinary shares (the “Restrictions”); provided that all of the Additional Investors shall be bound by a substantially similar restriction as the Restrictions in any Additional Investor Agreements. In exchange for agreeing to the Restrictions, East Stone has agreed that, upon the request of the Glazer Investors, it will acquire the Glazer Shares at a price of $10.41 per share on the three-month anniversary of the Business Combination Closing Date. The Glazer Investors shall notify East Stone and the Escrow Agent (as defined in the Glazer Purchase Agreement) in writing five business days prior to the three-month anniversary of the Business Combination Closing Date whether or not they are exercising their right to sell the Glazer Shares to East Stone pursuant to the Glazer Purchase Agreement (each, a “Glazer Shares Sale Notice”). Any Glazer Investor that fails to timely deliver a Glazer Shares Sales Notice in accordance with the immediately preceding sentence shall be deemed to have forfeited its right to sell any Glazer Shares to East Stone pursuant to the Glazer Purchase Agreement. If a Glazer Shares Sale Notice is timely delivered by any Glazer Investor to East Stone and the Escrow Agent, East Stone will purchase from that Glazer Investors the Glazer Shares held by such Glazer Investor on the Glazer Shares Closing Date.

Notwithstanding anything to the contrary in the Glazer Purchase Agreement, commencing on the day after the Business Combination Closing Date, the Glazer Investors may sell the Glazer Shares in the open market as long as the sales price exceeds $10.26 per Glazer Share prior to payment of any commissions due by the Glazer Investors for such sale. If the Glazer Investors sell any Glazer Shares in the open market during the first month following the Business Combination Closing Date at a sales price per Glazer Share that is greater than $10.26 (each such share, an “Early Sale Share”), then East Stone shall pay to each selling Glazer Investor a premium of $0.05 per Early Sale Share (the “Early Sale Premium”) sold by such Glazer Investor.

Simultaneously with the closing of the Business Combination, East Stone will deposit into an escrow account with the Escrow Agent, subject to the terms of an escrow agreement to be entered into prior to the Business Combination, an amount equal to the lesser of (i) $10,146,189.78 and (ii) $10.41 multiplied by the number of Glazer Shares held by the Glazer Investors as of the closing of the Business Combination. East Stone’s purchase of the Glazer Shares will be made with funds from the escrow account attributed to the Glazer Shares. In the event that any Glazer Investor sells any Glazer Shares as provided for above, it shall provide an Glazer Shares Sale Notice to East Stone and Escrow Agent within three business days of such sale, and the Escrow Agent shall release from the escrow account for East Stone’s use without restriction an amount equal to the pro rata portion of the escrow attributed to the Glazer Shares which the Glazer Investors have sold; provided that if a Glazer Investor sold any Early Sale Shares, then the Escrow Agent shall release from the escrow account (x) for the selling Glazer Investor’s use without restriction an amount equal to the Early Sale Premium with respect to the Early Sale Shares sold by such Glazer Investor, and (y) for East Stone’s use without restriction an amount equal to the number of Early Sale Shares sold in the Early Sale multiplied by $10.36. In the event that any Glazer Investor chooses not to sell to East Stone any Glazer Shares that they own as of the three-month anniversary of the Business Combination Closing Date, the Escrow Agent shall release all remaining funds from the escrow account to East Stone for East Stone’s use without restriction.

East Stone agreed to indemnify the Glazer Investors and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Glazer Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Glazer Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of East Stone, East Stone or any of their respective subsidiaries asserting that the Glazer Investors are not entitled to receive escrowed funds or such portion thereof as they are entitled to receive pursuant to the Glazer Purchase Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Glazer Indemnitee.

The Glazer Purchase Agreement may be terminated: (i) by mutual written consent of East Stone and the Principal Investors; (ii) automatically if East Stone’s shareholders fail to approve the Business Combination before February 24, 2022, subject to extension by mutual agreement; (iii) prior to the closing of the Business Combination by mutual agreement of the Principal Investors if there occurs a Company Material Adverse Effect (as defined in the Business Combination Agreement); (iv) by the Principal Investors if prior to the Extension Meeting, East Stone does not reach substantially similar non-redemption or forward purchase agreements with Other Investors committing an aggregate of 1,949,316 ordinary shares of East Stone to the same restrictions included in the Glazer Purchase Agreement and (v) by the Principal Investors, if prior to the Business Combination Special Meeting an escrow agreement has not been executed.

The Company has also entered into share purchase agreements with identical terms to the Glazer Purchase Agreement with Sea Otter (covering 974,658 shares) and with Mint Tower (covering 974,658 shares).

In connection with the above-mentioned arrangements, the Sponsor entered into certain share transfer agreements (the “Founder Share Transfer Agreements”) with the Backstop Investors.

Pursuant to the Founder Share Transfer Agreement with Meteora and Glazer on November 12, 2021 (the “Founder Share Transfer Agreement”), Meteora and Glazer agreed not to sell, transfer or seek redemption of an aggregate of 974,658 public shares of East Stone and to vote such shares in favor of the Extension and the Business Combination.

In consideration of Meteora and Glazer’s agreement to abide by such restrictions on its public shares, the Sponsor agreed to transfer to the Glazer Investors 44,444 founder shares for every 324,886 public shares not redeemed, for an aggregate of 133,332 founder shares. Of such amount, an aggregate of up to 45,000 founder shares will be transferred on or before the date of the Special Meeting, and an aggregate of 88,332 founder shares will be transferred to the Glazer Investors on or before the Business Combination Closing Date.

East Stone has also entered into founder shares transfer agreements with identical terms to the Founder Share Transfer Agreement with Sea Otter (pursuant to which 133,332 founder shares will be transferred to Sea Otter) and with Mint Tower (pursuant to which 133,332 founder shares will be transferred to Mint Tower).

Any founder shares transferred pursuant to the Founder Share Transfer Agreements will be transferred to such investors on or before the date of the Special Meeting and will be subject to the same rights and obligations as the remaining founder shares held by the Sponsor, including certain registration rights and the obligations to (a) vote any founder shares held by them in favor of the Business Combination, and (b) subject any founder shares held by them to the same lock-up restrictions as the founder shares held by the Sponsor.

East Stone believes that given East Stone’s expenditure of time, effort and money on the Business Combination, circumstances warrant ensuring that East Stone is in the best position possible to consummate the Business Combination and that it is in the best interests of East Stone’s shareholders that East Stone obtain the Extension if needed. East Stone believes the Business Combination will provide significant benefits to its Shareholders. For more information about the Business Combination, see the preliminary proxy statement/prospectus filed with the SEC on June 29, 2021, as amended on August 13, 2021, September 14, 2021, October 8, 2021, October 28, 2021, November 1, 2021, November 5, 2021, and which may be further amended.

Footnote (7) included in “BENEFICIAL OWNERSHIP OF SECURITIES” is amended and restated in its entirety as follows (amended disclosure is shown in bold, underlined format):

(7)    Based on a Schedule 13G filed with the SEC on March 30, 2020. The securities reported herein are held by certain funds and accounts to which Glazer Capital, LLC, a Delaware limited liability company, serves as investment manager. Mr. Paul J. Glazer serves as the Managing Member of Glazer Capital, LLC. Each of Glazer Capital, LLC and Mr. Paul J. Glazer disclaims beneficial ownership of the securities reported herein except to the extent of such Reporting Person’s pecuniary interest therein. The business address of each of Glazer Capital, LLC and Mr. Paul J. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019. Excludes any founder shares to be acquired pursuant to the Backstop Agreements.

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